U.S. Securities and Exchange Commission
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 2nd, 2010

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Commission File No. 0-52556
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SPARTAN GOLD LTD.
(Name of small business issuer as specified in its charter)

Nevada	27-3726384
State of Incorporation	IRS Employer Identification No.

13591 N. Scottsdale Rd Suite 233 Scottsdale, AZ 85260
(Address of principal executive offices)

(602) 904-5411
(Issuer's telephone number)

13520 Oriental St
Rockville, Md 20853
(202) 536-5191
____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 2nd, 2010, the Company elected a new Board of Directors. The Company has been working for several months to attract and acquire the most qualified people for its gold and mineral exploration and development agenda. On this date the majority of the Shareholders voted in the following Directors in the following respective positions:

Malcolm Stevens was appointed as Director and CEO and Chairman.
Mihailo (Mick) Gavrilovic appointed as Director and COO.
William H. Whitmore Jr. appointed as Director, President and Interim CFO.

David Price, the current sole Director, with this filing has, as his last act, Resigned his Directorship. Mr. Price was immediately appointed by the above-referenced Directors to be Secretary of the Company, a position which he accepted.

In terms of qualifications for their prospective positions, Malcolm Stevens has worked in a number of International Investment Banks which led to the establishment of his own licensed Investment Dealer, CanAustra Investments Ltd., in Sydney, Australia in 1988. Malcolm has been Chairman of a number of private and public companies and today is Executive Chairman and President of the private equity group CanAustra Holdings Ltd, Sphere Resources in Canada, and Executive Chairman of AAP Carbon Ltd in Hong Kong.

Mr. Whitmore has held various high-level executive management positions with a strong operations background. Prior to joining Spartan Gold, Mr. Whitmore was Managing Director of Envisionte, LLC, a Global Business Development Enterprise engaged in consulting for private and public entities around the world.  While in this position, Mr. Whitmore managed all aspects of administration and was the representative contact for investment groups that funded projects and numerous other business models under his supervision.   While consulting for clients, he has been engaged by many executive team development projects and draws on a wide and diverse list of contacts around the globe to achieve the creation of solid and competent management teams.

Mr. Gavrilovic has an extensive background in the development and operations of international mining and energy projects. He has significant experience at a senior level in surface and underground gold and nickel mining projects, and has been involved in the construction of a number of mineral processing plants and vertical mine shafts. Mr. Gavrilovic also has significant experience and has advised a number of companies in the natural gas engine field, mining and construction demolition industry.

David Price is a practicing Corporate Attorney in Washington DC.  David has lived both in America and abroad & is fluent in several languages. He has had a varied background, having worked in a foreign Diplomatic Corps as well as a Congressional Aide on Capitol Hill, and General Counsel to consultants at the World Bank as well as the IDB and IMF in Washington, DC for 10 years prior to leaving to form his own boutique practice. He is a member of the Corporate Lawyer’s Association; Euro-American Lawyers Group; Association of US Securities Attorneys; and the American Bar Association. He is also a member of the Bar of the Supreme Court of the United States.

ITEM 9.01. EXHIBITS.

(d)	Exhibits.
	Exhibit #	Description
	1.1	Shareholder’s Resolution
	1.2	Resignation
	1.3	Board of Director’s Resolution appointing Price as Secretary of the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spartan Gold Ltd.

By: /s/ David E. Price
David E. Price Chief Executive Officer